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Take-Two Interactive Software, Inc.
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Take-Two Interactive Software, Inc. Appoints Robert A. Bowman to Board of Directors

Company Appoints J Moses to Audit Committee

New York, NY - April 18, 2007 - Take-Two Interactive Software, Inc. (NASDAQ: TTWO) announced today the appointment of Robert A. Bowman to the Company's Board of Directors. The Company also appointed current director J Moses to serve on Take-Two's Audit Committee.

Mr. Bowman is President and Chief Executive Officer of Major League Baseball Advanced Media, L.P., the interactive media company of Major League Baseball. He is a member of the board of directors of Blockbuster Inc., World Wrestling Entertainment, Inc. and The Warnaco Group, Inc., and serves as President of the Michigan Education Trust.

Prior to joining Major League Baseball, Mr. Bowman was President and Chief Executive Officer of Outpost.com (acquired by Fry’s Electronics), a global internet retailer of consumer technology products. Before Outpost.com, Mr. Bowman was President and Chief Operating Officer of ITT Corporation and prior to that time, Mr. Bowman was Treasurer for the State of Michigan pension system. A graduate of Harvard College, Mr. Bowman received his MBA from the Wharton School of the University of Pennsylvania.

"We are very pleased to have Bob join the Take-Two Board of Directors,” said Strauss Zelnick, Take-Two’s Chairman. “Bob’s tenure with Major League Baseball, as well as his experience as an entrepreneur, a senior corporate and financial executive, and his public sector service will provide Take-Two with tremendous perspective. We look forward to drawing on his insight and experience."

Mr. Bowman commented, "I recognize the great talent at Take-Two and the amazing opportunities in the video game industry. I am especially excited about joining the Board of Directors as the new management revitalizes the Company."

The addition of Mr. Bowman to the Take-Two Board increases the number of directors to eight, consisting of six independent directors and Take-Two's Chairman Strauss Zelnick and Chief Executive Officer Ben Feder.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC, PlayStation® game console, PlayStation®2 and PLAYSTATION®3 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox® and Xbox 360™ video game and entertainment systems from Microsoft, Wii™, Nintendo GameCube™, Nintendo DS™ and Game Boy® Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K and 2K Sports, and Global Star Software; and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These risks and uncertainties include the matters relating to the Special Committee’s investigation of the Company's stock option grants and the restatement of our consolidated financial statements as well as the risks and uncertainties stated in this release. The investigation and conclusions of the Special Committee may result in claims and proceedings relating to such matters, including previously disclosed stockholder and derivative litigation and actions by the Securities and Exchange Commission and/or other governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. Other important factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006 in the section entitled "Risk Factors".

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